Prudential  Jennison 20/20 Focus Fund
F/K/A Jennison 20/20 Focus Fund
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


						April 23, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Prudential Jennison 20/20 Focus Fund.
        File Nos. 333-43491 and 811-08587



	On behalf of the Prudential Jennison 20/20 Focus Fund enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system.
  Should you have any questions, please contact me at (973) 367-7503.



Very truly yours,

/s/Grace C. Torres
      Grace C. Torres
      Treasurer and Principal Financial
and Accounting Officer